Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Third Quarter 2016 Financial Results

9% Year to Date Revenue Increase Fueled By 20% EcoSmart Growth

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

MILWAUKEE (November 14, 2016) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the third quarter ended September 30, 2016. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“While the third quarter continues the recovery from the effects of our contested proxy contest earlier this year, the strength of our core business is shown by the 20% revenue growth year-to-date of our EcoSmart business,” stated Jason Tienor, Telkonet Chief Executive Officer. “As we continue to share Telkonet’s strategic vision and product development with partners and customers post-proxy, we continue to see expansion in product and market demand.”

Operating and Financial Highlights Comparison for the Nine Months Ended September 30, 2016 and 2015

•	Revenue saw a 9% improvement year over year
•	Revenue from the EcoSmart Platform increased $1.0 million, or 20% over 2015
•	Support revenue from the EcoSmart Platform increased to $0.3 million, or 77% over 2015
•	Gross Profit increased by $0.3 million, or 5% over 2015
•	Hospitality revenue grew $1.2 million or 13% over 2015
•	Continued strong gross margin held at 54%
•	Newly executed partnership agreements achieved with multiple ESCO partners
•	Contracted product development for HVAC platform integration completed for Trane
•	Release of EcoSmart University for partner training and certification on Telkonet’s EcoSmart Platform
•	Release of brand new Telkonet website supporting expanded marketing tracking

“While disappointed with the overall Q3 revenue performance, we are strengthened by the renewed traction in our Energy Service Company (ESCO) relationships. Having recently renewed our Master Service Agreement (MSA) with partner Trane to extend the term and expand the footprint to include international efforts and completed a new agreement with another large ESCO, our earlier channel efforts are now providing the fuel for our future growth”, stated Tienor.

Financial Results Review

2016 Year to Date

Revenue: Total revenue grew $1.0 million to $12.4 million for the nine months ended September 30, 2016 compared to $11.4 million for the comparable period in 2015.

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform and High Speed Internet Access (“HSIA”) equipment grew 10% to $9.1 million for the nine months ended September 30, 2016 compared to $8.3 million for the comparable period in 2015. The largest growth came from the hospitality market, which increased $1.2 million followed by government and military market which grew by $0.2 million and the Multiple Dwelling Unit market which grew $0.1 million.

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Gross Margin: Gross profit percentages for the nine month comparable periods remained almost unchanged, 54% for the nine months ended September 30, 2016 compared to 56% for the nine months ended September 30, 2015.

Net Loss: The Company reported a net loss of $0.9 million for the nine months ended September 30, 2016 compared to $0.05 million of net income for the comparable period in 2015.

Teleconference and Webcast

Date: November 14, 2016

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until November 28, 2016, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the three and nine months ended September 30, 2016 and 2015, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

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ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The (IoT), offers considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the Company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

For more information, visit www.telkonet.com.

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www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30,

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income (loss)	$(393,197)	$269,420	$(944,701)	$48,853
Interest expense, net	15,482	16,283	45,308	50,786
Provision for income taxes	53,887	51,312	157,136	154,836
Depreciation and amortization expense	68,802	67,494	206,063	205,515
EBITDA	(255,026)	404,509	(536,194)	459,990
Adjustments:
Stock-based compensation expense	2,703	3,390	10,204	10,983
Adjusted EBITDA	$(252,323)	$407,899	$(525,990)	$470,973

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues, net:
Product	$2,399,473	$2,979,834	$9,148,599	$8,289,596
Recurring	1,138,453	1,077,586	3,282,802	3,097,844
Total Net Revenue	3,537,926	4,057,420	12,431,401	11,387,440

Cost of Sales:
Product	1,336,107	1,513,727	4,948,089	4,286,144
Recurring	279,296	253,394	789,865	727,665
Total Cost of Sales	1,615,403	1,767,121	5,737,954	5,013,809

Gross Profit	1,922,523	2,290,299	6,693,447	6,373,631

Operating Expenses:
Research and development	429,622	373,710	1,321,007	1,128,596
Selling, general and administrative	1,747,927	1,512,080	5,908,634	4,785,045
Depreciation and amortization	68,802	67,494	206,063	205,515
Total Operating Expenses	2,246,351	1,953,284	7,435,704	6,119,156

Income (Loss) from Operations	(323,828)	337,015	(742,257)	254,475

Other Income (Expenses):
Interest income (expense), net	(15,482)	(16,283)	(45,308)	(50,786)
Total Other Income (Expense)	(15,482)	(16,283)	(45,308)	(50,786)

Income (Loss) Before Provision for Income Taxes	(339,310)	320,732	(787,565)	203,689

Provision for Income Taxes	53,887	51,312	157,136	154,836
Net Income (Loss)	(393,197)	269,420	(944,701)	48,853

Accretion of preferred dividends and discount	–	–	–	(18,253)
Net income (loss) attributable to common stockholders	$(393,197)	$269,420	$(944,701)	$30,600

Net income (loss) per common share:
Net income (loss) attributable to common stockholders per common share– basic	$(0.00)	$0.00	$(0.01)	$0.00
Net income (loss) attributable to common stockholders per common share – diluted	$(0.00)	$0.00	$(0.01)	$0.00

Weighted Average Common Shares Outstanding – basic	132,314,049	126,411,243	130,399,390	125,499,195
Weighted Average Common Shares Outstanding –diluted	132,314,049	128,929,552	130,399,390	125,539,532

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